UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2005

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)
Delaware	1-3480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Schuchart Building 918 East Divide Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (Address of principal executive offices) (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Named Executive Officer Base Compensation

On November 15, 2005, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of MDU Resources Group, Inc. (the “Company”) approved new base compensation and increased Supplemental Income Security Plan (“SISP”) level participation, effective January 1, 2006, for executive officers of the Company. The Board approved the new base compensation and increased Supplemental Income Security Plan (“SISP”) level participation on November 17, 2005. Base compensation for the named executive officers (“NEOs”) is contained in the NEO 2006 Base Compensation Table and SISP level changes, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Warren L. Robinson

Please refer to Item 5.02 for a discussion of compensation for Warren L. Robinson, Executive Vice President and Chief Financial Officer, in connection with his retirement.

Amendment of 1997 Executive Long-Term Incentive Plan (“LTIP”) and Executive Incentive Compensation Plans (“EICP”)

On November 15, 2005, the Committee approved amendments to the MDU Resources Group, Inc. LTIP and the MDU Resources Group, Inc. EICP and the Montana-Dakota Utilities Co. EICP. The Board approved the amendments on November 17, 2005. The amendments implement the guidelines, adopted by the Committee on February 15, 2005, for repayment of incentive compensation due to accounting restatements. The amendments permit the Committee to rescind awards or require repayment of awards by (or increase awards to) certain participants if the Company’s audited financial statements are restated.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) Warren L. Robinson

Warren L. Robinson, Executive Vice President and Chief Financial Officer, is resigning from these positions effective as of the close of business on January 3, 2006. Mr. Robinson will continue as a special projects advisor through February 17, 2006, after which time he will retire from the Company and receive a severance payment of $1 million. Mr. Robinson holds annual and long-term incentive awards, which will be paid out based upon Company performance in accordance with the terms of the awards. The other retirement benefits to which Mr. Robinson is entitled are determined in accordance with the provisions of the Company’s plans.

(c) Vernon A. Raile

Vernon A. Raile, Senior Vice President and Chief Accounting Officer, has been appointed Executive Vice President and Chief Financial Officer effective as of the close of business on January 3, 2006. Mr. Raile, 60, has been with the Company for 25 years. He was elected Senior Vice President, Controller and Chief Accounting Officer effective November 2002 and served as Controller until May 2003. He was Vice President, Controller and Chief Accounting Officer from August 1992 until November 2002.

Mr. Raile has a change of control employment agreement with the Company that was entered into in November 1998. If a change of control occurs, the agreement provides for a three-year employment period from the date of the change of control, during which the executive is entitled to receive a base salary not less than the highest amount paid within the preceding twelve months, and annual bonuses not less than the highest bonus paid within the three years before the change of control, and to participate in the Company’s incentive, savings, retirement and welfare benefit plans.

The agreement also provides that specified severance payments and benefits would be provided if the executive’s employment is terminated during the employment period (or if connected to the change of control, prior thereto) by the Company, other than for cause or disability, or by the executive for good reason, which includes for any reason during the 30-day period beginning on the first anniversary of the change of control.

In such event, the executive would receive an amount equal to three times his annual base pay plus three times his highest annual bonus (as defined). In addition, he would receive (i) an immediate pro-rated cash-out of his bonus for the year of termination based on the highest annual bonus and (ii) an amount equal to the excess of (a) the actuarial equivalent of the benefit under Company qualified and nonqualified retirement plans that he would receive if he continued employment with the Company for an additional three years over (b) the actual benefit paid or payable under these plans.

The executive and his family would continue to be covered by the Company’s welfare benefit plans for three years. The executive would also receive outplacement benefits. Finally, the executive would receive an additional payment if necessary to make him whole for any federal excise tax on excess parachute payments imposed upon the executive, unless the total parachute payments were not more than 110% of the safe harbor amount for that tax (in which event the executive’s payments would be reduced to the safe harbor amount).

For these purposes, “cause” generally means the executive’s willful and continued failure to substantially perform his duties or willfully engaging in illegal conduct or misconduct materially injurious to the Company. “Good reason” generally includes the diminution of the executive’s position, authority, duties or responsibilities, the reduction of the executive’s pay or benefits, and relocation or increased travel obligations.

Subject to certain exceptions described in the agreement, a “change of control” is defined in general as (i) the acquisition by an individual, entity or group of 20% or more of the Company’s voting securities; (ii) a turnover in a majority of the Board of Directors without the approval of a majority of the members of the Board who were members of the Board as of the agreement date or whose election was approved by such Board members; (iii) a merger or similar transaction; or (iv) the stockholders’ approval of the Company’s liquidation or dissolution.

(d) The Board elected Richard H. Lewis as a director of the Company effective November 17, 2005. Mr. Lewis will serve on the Audit and Compensation Committees. The press release announcing this appointment is filed as Exhibit 99.1 hereto.

The Board elected Karen B. Fagg as a director of the Company effective November 17, 2005. Ms. Fagg will serve on the Compensation and Nominating and Governance Committees. The press release announcing this appointment is filed as Exhibit 99.2 hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit Number	Description of Exhibit
10.1	MDU Resources Group, Inc. NEO 2006 Base Compensation Table
99.1	Press Release Announcing Appointment of Richard H. Lewis to the Board
99.2	Press Release Announcing Appointment of Karen B. Fagg to the Board

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2005
MDU Resources Group, Inc.

By:   /s/ Vernon A. Raile
Vernon A. Raile
Senior Vice President
and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	MDU Resources Group, Inc. NEO 2006 Base Compensation Table
99.1	Press Release Announcing Appointment of Richard H. Lewis to the Board
99.2	Press Release Announcing Appointment of Karen B. Fagg to the Board